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                                                                    EXHIBIT 23.1

                           CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement dated February 25, 1993 (Form S-8, No. 33-58726) pertaining to The Coleman Company, Inc.'s 1992 Stock Option Plan and in the Registration Statement dated January 18, 1994 (Form S-8, No. 33-74144) pertaining to The Coleman Company, Inc.'s 1993 Stock Option Plan, of our report dated March 20, 1996, with respect to the consolidated financial statements of the Application des Gaz Company included in the amendment to the Current Report on Form 8-K/A-1 of The Coleman Company, Inc. to be filed with the Securities and Exchange Commission on or about August 28, 1996.

                                  The Statutory Auditors


/s/ Claude GUIT                                         /s/ Daniel Mary-Dauphin
- ----------------------                                  -----------------------
Claude GUIT                                             ERNST & YOUNG Audit
                                                        Daniel Mary-Dauphin
Saint-Maur-des-Posses, France                           Villeurbanne, France

August 26, 1996